SUBSIDIARIES OF REGISTRANT			Exhibit 21

Affiliate	Percent Ownership	Percent Ownership	Country of Incorporation
	Direct	Indirect

Albany International Corp.			United States
Albany International Holdings Two, Inc.	100%		United States
Albany International Research Co.	100%		United States
Albany Engineered Composites, Inc.	100%		United States
Albany Safran Composites, LLC		90%	United States
Brandon Drying Fabrics, Inc.		100%	United States
Geschmay Corp.	100%		United States
Geschmay Forming Fabrics Corp.		100%	United States
Geschmay Wet Felts, Inc.		100%	United States
Transglobal Enterprises, Inc.	100%		United States
Albany Aerostructures Composites, LLC		100%	United States
Albany International Pty., Ltd.		100%	Australia
Albany International Tecidos Tecnicos Ltda.		100%	Brazil
Albany International Canada Corp.		100%	Canada
Albany International (China) Co., Ltd.		100%	China
Albany International Engineered Textiles (Hangzhou) Co., Ltd.		100%	China
Albany International OY		100%	Finland
Albany Safran Composites, S.A.S		90%	France
Albany International France, S.A.S.		100%	France
Albany International Germany GmbH		100%	Germany
Albany International Italia S.r.l.		100%	Italy
Albany International Japan Kabushiki Kaisha		100%	Japan
Albany International Korea, Inc.		100%	Korea
Albany Engineered Composites Mexico, S. de R.L. de C.V.		100%	Mexico
Albany Safran Composites Mexico, S. de R.L. de C.V.		90%	Mexico
Albany Engineered Composites Services Company, S. de R.L. de C.V.		100%	Mexico
Albany Mexico Services, S. de R.L. de C.V.	100%		Mexico
Albany International de Mexico S.A. de C.V.	100%		Mexico
Albany International B.V.		100%	Netherlands
Nevo-Cloth Ltd.		50%	Russia
Albany International S.A. Pty. Ltd.		100%	South Africa
Albany International AB		100%	Sweden
Albany International Holding AB		100%	Sweden
AI (Switzerland) GmbH		100%	Switzerland
Albany International Holding (Switzerland) AG		100%	Switzerland
Albany International Europe GmbH		100%	Switzerland
Albany Engineered Composites Ltd.		100%	United Kingdom
Albany International Ltd.		100%	United Kingdom